UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 20, 2010

                                BOSS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

                                Delaware
(State or Other Jurisdiction of Incorporation)

0-23204	58—1972066
(Commission File Number)	(IRS Employer Identification No.)

1221 Page Street
              Kewanee, Illinois  61443
(Address of Principal Executive Offices)

                (800) 447-4581
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07.  Submission of Matters to a Vote of Security Holders

On April 20, 2010, Boss Holdings, Inc. (the “Company”) held its annual meeting of stockholders (the “Meeting”) as described in the proxy statement relating to the Meeting mailed to stockholders on or about March 10, 2010.  At the Meeting the Company’s stockholders approved each of the following two amendments to the Company’s certificate of incorporation, which together are intended to enable the Company to cease its periodic reporting obligations under the Securities Exchange Act of 1934, as amended, and thereby forgo many of the expenses associated with operating as a public company subject to Securities and Exchange Commission reporting obligations.

A.
To effect a 1-for-100 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.25 per share (the “Common Stock”), by amending the Company’s Certificate of Incorporation.

Votes For	Votes Against	Abstentions
1,673,994	216,774	170

B.
To effect a 100-for-1 forward stock split the (“Forward Stock Split”) of the Common Stock to occur immediately following the Reverse Stock Split of the Common Stock, also by amending the Company’s Certificate of Incorporation.

Votes For	Votes Against	Abstentions
1,673,901	216,867	170

Within the next several days, the Company expects to file with the Delaware Secretary of State the necessary Certificates of Amendment of its Certificate of Incorporation to effect both the Reverse Stock Split and the Forward Stock Split.

At the Meeting the Company’s stockholders also re-elected the Company’s directors as follows:

Name of Director	Votes For	Votes Withheld
G. Louis Graziadio III	1,536,438	198,515
William R. Lang	1,536,711	198,242
Perry A. Lerner	1,703,726	31,227
Lee E. Mikles	1,703,726	31,227
Paul A. Novelly	1,703,726	31,227

The stockholders also ratified the appointment of McGladrey Pullen LLP as the Company’s independent auditors for the fiscal year ending December 26, 2009 as follows:

Votes For	Votes Against	Abstentions
1,884,242	1,851	4,845

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSS HOLDINGS, INC.

By:	/s/ James F. Sanders
James F. Sanders, Secretary

Date:  April 23, 2010